UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018 (April 26, 2018)

REALBIZ MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2018, RealBiz Media Group, Inc. (the “Company”) filed an Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Series A COD”) with the Nevada Secretary of State.

Pursuant to the Series A COD, 120,000,000 shares of our blank check preferred stock have been designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Ranking. The Series A Preferred Stock rank (i) senior to the Company’s common stock and (ii) senior to or on parity with all other classes and series of the Company’s preferred stock, unless otherwise specified, with respect to the payment of dividends and distributions of the assets of the Company upon liquidation, dissolution or winding up of the Company. Upon a Liquidation Event (as defined in the Series A COD), the Series A Preferred Stock holders shall receive an amount equal to $1.00 per share, subject to adjustment (the “Stated Value”).

Voting. Except as otherwise required by law, holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to stockholders of the Company on an as-converted basis and shall vote together as a single class with the holders of the Company’s common stock.

Series A Preferred Stock Protective Provisions. The vote or written consent of holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting together as a single class on an as-converted basis, shall be required for the Company to:

(a) amend, modify, add, repeal or waive any provision of the Series A COD or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series A Preferred Stock;

(b) authorize, create or issue shares of any class of stock having rights, preferences or privileges superior or senior to the Series A Preferred Stock;

(c) amend the Company’s Amended and Restated Certificate of Incorporation, as amended, in a manner that adversely and materially affects the rights of the Series A Preferred Stock; or

(d) recapitalize, split, combine or reclassify any shares of capital stock of the Company.

Conversion. Each share of Series A Preferred Stock shall be convertible into such number of shares of the Company’s common stock determined by dividing (i) the Stated Value by (ii) the Conversion Price then in effect. The initial conversion price for the Series A Preferred Stock shall be equal to $1.00 per share, subject to adjustment.

The foregoing description of the Series A Preferred Stock is a summary only, does not purport to set forth the complete terms of the Series A Preferred Stock and is qualified in its entirety by reference to the Series A COD filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealBiz Media Group, Inc.

Dated: May 2, 2018	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer